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                                                                  EXHIBIT (g)(5)


                         AMENDMENT TO CUSTODIAN CONTRACT


         This Amendment to the Custodian Contract is made as of September 9, 1998 by and between AIM Equity Funds, Inc., (the "Fund ") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of October 1, 1992 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made AIM Aggressive Growth Fund; AIM Blue Chip Fund; AIM Capital Development Fund; AIM Charter Fund; AIM Constellation Fund; and AIM Weingarten Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the terms and conditions of the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 17 of the Contract are hereby amended, as of the effective date of this Amendment, by renumbering same as Articles 5 through 18, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.1.     DEFINITIONS.

Capitalized terms in this Article 3 of the Contract shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory


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Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Portfolio assets, the likelihood of expropriation, nationalization, freezing, or confiscation of a Portfolio's assets and any reasonably foreseeable difficulties in repatriating a Portfolio's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule l7f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule l7f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolio's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.     COUNTRIES COVERED.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the Board, which list of Board-approved countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule


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B to this Contract, which Schedule B may be amended from time to time by the
Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board-approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.     SCOPE OF DELEGATED RESPONSIBILITIES.

         3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

         3.4.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a


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foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         3.4.3. MONITORING.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer the Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

3.5.     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate.

Notwithstanding any provision of this Contract to the contrary, the Fund on behalf of the Portfolios and the Custodian expressly acknowledge and agree that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of the Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

3.6.     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.

In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.


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3.7.     REPORTING REQUIREMENTS.

The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and in connection therewith if applicable, provide to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 promptly after the occurrence of the material change.

3.8.     REPRESENTATIONS WITH RESPECT TO RULE 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.     EFFECTIVE DATE and TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
         MANAGER.

The Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.10     FUTURE NEGOTIATIONS.

If at any time prior to termination of this Amendment the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Amendment, the Custodian hereby agrees to negotiate with the fund in good faith with respect thereto.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1      DEFINITIONS.

Terms used in this Article 4 and not defined below shall have the meanings ascribed them in the Contract or in this Amendment:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.


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"Foreign Sub-Custodian" means a foreign banking institution serving as an
Eligible Foreign Custodian.

4.2.     HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1.   DELIVERY OF FOREIGN ASSETS.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon sale of such foreign securities for the Portfolio in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B), in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;


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         (v)      to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian)) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market practices in the country where such securities are held or traded; provided that in any such case the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specializing the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Foreign Assets shall be made.

         4.4.2.   PAYMENT OF PORTFOLIO MONIES.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of a Portfolio in the following cases only:


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         (i)      upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS; MARKET INFORMATION.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.


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The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to the Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

         (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and
                  (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

         (ii)     summary of information regarding Foreign Securities Systems;
                  and

         (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.

4.5.     REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.     BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside


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the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.     COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

4.8.     SHAREHOLDER RIGHTS.

With respect to the foreign securities held under this Article 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the Fund on behalf of the Portfolios of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.     COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense,




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liability or claim arising out of or in connection with such Foreign
Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund as a Maryland corporation which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Article 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

The Custodian shall be liable to the Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

4.13     USE OF TERM "FUND"; ASSETS AND LIABILITIES

All references in this Article 4 or in Article 3 of this Agreement to "Fund" shall mean the Fund, or a Portfolio of the Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of the Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Fund generally or the assets of any other Portfolio.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                          STATE STREET BANK AND TRUST
                                       COMPANY
/s/ MARC L. PARSONS
--------------------
Marc L. Parsons                        By: /s/ RONALD E. LOGUE
Associate Counsel                         ------------------------------------
                                       Name: Ronald E. Logue
                                       Title: Executive Vice President





WITNESSED BY:                          AIM EQUITY FUNDS, INC.



/s/ P. MICHELLE GRACE
---------------------------
Name: P. Michelle Grace                By: /s/ JOHN J. ARTHUR
Title: Assistant Secretary                --------------------------------------
                                       Name: John J. Arthur
                                       Title: SVP

                              STATE STREET                           SCHEDULE A
                         GLOBAL CUSTODY NETWORK
               SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Argentina                  Citibank, N.A.                              --

Australia                  Westpac Banking Corporation                 --

Austria                    Erste Bank der Oesterreichischen            --
                           Sparkassen AG

Bahrain                    British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank                     --

Belgium                    Generale de Banque                          --

Bermuda                    The Bank of Bermuda Limited                 --

Bolivia                    Banco Boliviano Americano S.A.              --

Botswana                   Barclays Bank of Botswana Limited           --

Brazil                     Citibank, N.A.                              --

Bulgaria                   ING Bank N.V.                               --

Canada                     Canada Trustco Mortgage Company             --

Chile                      Citibank, N.A.                              --

People's Republic          The Hongkong and Shanghai                   --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A.                     --
                           Sociedad Fiduciaria

                               STATE STREET                         SCHEDULE A
                          GLOBAL CUSTODY NETWORK
               SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Croatia                    Privredna Banka Zagreb d.d                  --

Cyprus                     Barclays Bank Plc.                          --
                           Cyprus Offshore Banking Unit

Czech Republic             Ceskoslovenska Obchodni                     --
                           Banka, A.S.

Denmark                    Den Danske Bank                             --

Ecuador                    Citibank, N.A.                              --

Egypt                      National Bank of Egypt                      --

Estonia                    Hansabank                                   --

Finland                    Merita Bank Limited                         --

France                     Banque Paribas

Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited              --

Greece                     National Bank of Greece S.A.                The Bank of Greece,
                                                                       System for Monitoring Transactions in
                                                                       Securities in Book-Entry Form

Hong Kong                  Standard Chartered Bank                     --

Hungary                    Citibank Budapest Rt.                       --

Iceland                    Icebank Ltd.                                --

                               STATE STREET                         SCHEDULE A
                          GLOBAL CUSTODY NETWORK
               SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

India                      Deutsche Bank AG                            --

                           The Hongkong and Shanghai
                           Banking Corporation Limited

Indonesia                  Standard Chartered Bank                     --

Ireland                    Bank of Ireland                             --

Israel                     Bank Hapoalim B.M.

Italy                      Banque Paribas                              --

Ivory Coast                Societe Generale de Banques                 --
                           en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant       --
                           Bank Ltd.

Japan                      The Daiwa Bank, Limited                     Japan Securities Depository
                                                                       Center
                           The Fuji Bank, Limited

Jordan                     British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited              --

Republic of Korea          The Hongkong and Shanghai Banking           --
                           Corporation Limited

Latvia                     JSC Hansabank-Latvija                       --

Lebanon                    British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

                              STATE STREET                          SCHEDULE A
                         GLOBAL CUSTODY NETWORK
              SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Lithuania                  Vilniaus Bankas AB                          --

Malaysia                   Standard Chartered Bank                     --
                           Malaysia Berhad

Mauritius                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited

Mexico                     Citibank Mexico, S.A.                       --

Morocco                    Banque Commerciale du Maroc                 --

Namibia                    (via) Standard Bank of South Africa         --

The Netherlands            MeesPierson N.V.                            --

New Zealand                ANZ Banking Group                           --
                           (New Zealand) Limited

Norway                     Christiania Bank og                         --
                           Kreditkasse

Oman                       British Bank of the Middle East             --
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG                            --

Peru                       Citibank, N.A.                              --

Philippines                Standard Chartered Bank                     --

Poland                     Citibank (Poland) S.A.                      --
                           Bank Polska Kasa Opieki S.A.

Portugal                   Banco Comercial Portugues                   --

                               STATE STREET                         SCHEDULE A
                          GLOBAL CUSTODY NETWORK
               SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Romania                    ING Bank N.V.                               --

Russia                     Credit Suisse First Boston AO, Moscow       --
                           (as delegate of Credit Suisse
                           First Boston, Zurich)

Singapore                  The Development Bank                        --
                           of Singapore Limited

Slovak Republic            Ceskoslovenska Obchodna                     --
                           Banka, A.S.

Slovenia                   Banka Creditanstalt d.d.                    --

South Africa               Standard Bank of South Africa Limited       --

Spain                      Banco Santander, S.A.                       --

Sri Lanka                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited             --

Sweden                     Skandinaviska Enskilda Banken               --

Switzerland                UBS AG                                      --

Taiwan - R.O.C.            Central Trust of China                      --

Thailand                   Standard Chartered Bank                     --

Trinidad & Tobago          Republic Bank Limited                       --

Tunisia                    Banque Internationale Arabe de Tunisie      --


                                  STATE STREET                      SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY                    SUBCUSTODIAN                                NON-MANDATORY DEPOSITORIES

Turkey                     Citibank, N.A.                              --
                           Ottoman Bank

Ukraine                    ING Bank, Ukraine                           --

United Kingdom             State Street Bank and Trust Company,        --
                           London Branch

Uruguay                    Citibank, N.A.                              --

Venezuela                  Citibank, N.A.                              --

Zambia                     Barclays Bank of Zambia Limited             --

Zimbabwe                   Barclays Bank of Zimbabwe Limited           --

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                               MANDATORY DEPOSITORIES

Argentina                                             Caja de Valores S.A.

Australia                                             Austraclear Limited

                                                      Reserve Bank Information and
                                                      Transfer System

Austria                                               Oesterreichische Kontrollbank AG
                                                      (Wertpapiersammelbank Division)

Belgium                                               Caisse Interprofessionnelle de Depot et
                                                      de Virement de Titres S.A.

                                                      Banque Nationale de Belgique

Brazil                                                Companhia Brasileira de Liquidacao e
                                                      Custodia (CBLC)

                                                      Bolsa de Valores de Rio de Janeiro
                                                      All SSB clients presently use CBLC

                                                      Central de Custodia e de Liquidacao Financeira
                                                      de Titulos

                                                      Banco Central do Brasil,
                                                      Sistema Especial de Liquidacao de
                                                      Custodia

Bulgaria                                              Central Depository AD

                                                      Bulgarian National Bank

Canada                                                The Canadian Depository
                                                      for Securities Limited

People's Republic                                     Shanghai Securities Central Clearing and
of China                                              Registration Corporation

                                                      Shenzhen Securities Central Clearing
                                                      Co., Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               1

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES


COUNTRY                                               MANDATORY DEPOSITORIES

Croatia                                               Ministry of Finance

                                                      National Bank of Croatia

Czech Republic                                        Stredisko cennych papiru

                                                      Czech National Bank

Denmark                                               Vaerdipapircentralen (the Danish
                                                      Securities Center)

Egypt                                                 Misr Company for Clearing, Settlement,
                                                      and Central Depository

Estonia                                               Eesti Vaartpaberite Keskdepositoorium

Finland                                               The Finnish Central Securities
                                                      Depository

France                                                Societe Interprofessionnelle
                                                      pour la Compensation des
                                                      Valeurs Mobilieres (SICOVAM)

Germany                                               Deutsche Borse Clearing AG

Greece                                                The Central Securities Depository
                                                      (Apothetirion Titlon AE)

Hong Kong                                             The Central Clearing and
                                                      Settlement System

                                                      Central Money Markets Unit

Hungary                                               The Central Depository and Clearing
                                                      House (Budapest) Ltd. (KELER)
                                                      [Mandatory for Gov't Bonds only;
                                                      SSB does not use for other securities]


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               2

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                               MANDATORY DEPOSITORIES

India                                                 The National Securities Depository Limited

Indonesia                                            Bank Indonesia

Ireland                                              Central Bank of Ireland
                                                     Securities Settlement Office

Israel                                               The Tel Aviv Stock Exchange Clearing
                                                     House Ltd.

                                                     Bank of Israel

Italy                                                Monte Titoli S.p.A,

                                                     Banca d'Italia

Jamaica                                              The Jamaican Central Securities Depository

Japan                                                Bank of Japan Net System

Kenya                                                Central Bank of Kenya

Republic of Korea                                    Korea Securities Depository Corporation

Latvia                                               The Latvian Central Depository

Lebanon                                              The Custodian and Clearing Center of
                                                     Financial Instruments for
                                                     Lebanon and the Middle
                                                     East (MIDCLEAR) S.A.L.

                                                     The Central Bank of Lebanon

Lithuania                                            The Central Securities Depository of Lithuania

Malaysia                                             The Malaysian Central Depository Sdn. Bhd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               3

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES



COUNTRY                                              MANDATORY DEPOSITORIES

                                                     Bank Negara Malaysia,
                                                     Scripless Securities Trading and Safekeeping
                                                     System

Mauritius                                            The Central Depository & Settlement
                                                     Co. Ltd.

Mexico                                               S.D. INDEVAL, S.A. de C.V.
                                                     (Instituto para el Deposito de
                                                     Valores)

Morocco                                              Maroclear
                                                     (pending publication of enabling legislation
                                                     in the Moroccan government Gazette)

The Netherlands                                      Nederlands Centraal Instituut voor
                                                     Giraal Effectenverkeer B.V. (NECIGEF)

                                                     De Nederlandsche Bank N.V.

New Zealand                                          New Zealand Central Securities
                                                     Depository Limited

Norway                                               Verdipapirsentralen (the Norwegian
                                                     Registry of Securities)

Oman                                                 Muscat Securities Market

Pakistan                                             Central Depository Company of Pakistan Limited

Peru                                                 Caja de Valores y Liquidaciones S.A.
                                                     (CAVALI)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               4

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                               MANDATORY DEPOSITORIES


Philippines                                           The Philippines Central Depository, Inc.

                                                      The Registry of Scripless Securities
                                                      (ROSS) of the Bureau of the Treasury

Poland                                                The National Depository of Securities
                                                      (Krajowy Depozyt Papierow Wartosciowych)

                                                      Central Treasury Bills Registrar

Portugal                                              Central de Valores Mobiliarios (Central)

Romania                                               National Securities Clearing, Settlement and
                                                      Depository Co.

                                                      Bucharest Stock Exchange Registry Division

Singapore                                             The Central Depository (Pte)
                                                      Limited

                                                      Monetary Authority of Singapore

Slovak Republic                                       Stredisko Cennych Papierov

                                                      National Bank of Slovakia

Slovenia                                              Klirinsko Depotna Druzba d.d.

South Africa                                          The Central Depository Limited

Spain                                                 Servicio de Compensacion y
                                                      Liquidacion de Valores, S.A.

                                                      Banco de Espana,
                                                      Central de Anotaciones en Cuenta

Sri Lanka                                             Central Depository System
                                                      (Pvt) Limited

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               5

                                  STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                               MANDATORY DEPOSITORIES

Sweden                                                Vardepapperscentralen AB
                                                      (the Swedish Central Securities Depository)

Switzerland                                           Schweizerische Effekten - Giro AG

                                                      INTERSETTLE

Taiwan - R.O.C.                                       The Taiwan Securities Central
                                                      Depository Co., Ltd.

Thailand                                              Thailand Securities Depository
                                                      Company Limited

Tunisia                                               Societe Tunisienne Interprofessionelle de
                                                      Compensation et de Depot de
                                                      Valeurs Mobilieres

                                                      Central Bank of Tunisia

                                                      Tunisian Treasury

Turkey                                                Takas ve Saklama Bankasi A.S.
                                                      (TAKASBANK)

                                                      Central Bank of Turkey

Ukraine                                               The National Bank of Ukraine

United Kingdom                                        The Bank of England,
                                                      The Central Gilts Office and
                                                      The Central Moneymarkets Office

Uruguay                                               Central Bank of Uruguay


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               6

                                  STATE STREET                     SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

COUNTRY                                               MANDATORY DEPOSITORIES

Venezuela                                             Central Bank of Venezuela

Zambia                                                Lusaka Central Depository Limited

                                                      Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.
                                                                               7

                                   SCHEDULE C

                               MARKET INFORMATION



Publication/Type of Information                           Brief Description
-------------------------------                           -----------------
(Frequency)

The Guide to Custody in World Markets               An overview of safekeeping and settlement
-------------------------------------               practices and procedures in each market in which
(annually)                                          State Street Bank and Trust Company offers custodial services.

Global Custody Network Review                       Information relating to the operating history and structure of
-----------------------------                       depositories and subcustodians located in the markets in
(annually)                                          which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                                 With respect to each market in which State Street Bank and
-------------------                                 Trust Company offers custodial services, opinions relating to
(annually)                                          whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-
                                                    Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a
                                                    Foreign Sub-Custodian or Foreign Securities System, (iii) the
                                                    Fund's ability to recover in the event of a loss by a Foreign
                                                    Sub-Custodian or Foreign Securities System, and (iv) the
                                                    ability of a foreign investor to convert cash and cash
                                                    equivalents to U.S. dollars.

Subcustodian Agreements                             Copies of the subcustodian contracts State Street Bank and
-----------------------                             Trust Company has entered into with each subcustodian in the
(annually)                                          markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                         Developments of interest to investors in the markets in which
                                                    State Street Bank and Trust Company offers custodial
                                                    services.

Foreign Custody Advisories (as
necessary):                                         With respect to markets in which State Street Bank and Trust
                                                    Company offers custodial services which exhibit special
                                                    custody risks, developments which may impact State Street's ability to deliver expected levels of service.
